SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
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[ ]	Definitive Information Statement

HC Innovations, Inc.
(Name of Registrant as Specified In Its Charter)

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HC INNOVATIONS, INC.
10 Progress Drive, Suite 200
Shelton, CT 06484

_________________________

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

_________________________

August 31, 2009

     Stockholders owning a majority of the voting stock of HC Innovations, Inc. (the “Company”), have taken action by written consent, to become effective on or after the twentieth (20th) day after this information statement is sent to our stockholders, to approve an amendment to our Certificate of Incorporation, which amendment will increase the number of authorized shares of common stock, par value $0.001 per share (“Common Stock”) from 100,000,000 to 1,000,000,000.

     Stockholders of record at the close of business on August 21, 2009, will be entitled to notice of this stockholder action by written consent. Since the action was approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

R. Scott Walker
Chief Financial Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

HC INNOVATIONS, INC.
____________________

INFORMATION STATEMENT

____________________

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

Stockholders holding a majority of the voting power of the Company took action by written consent on August      , 2009, to become effective on or after the twentieth (20) day after this information statement is sent to our stockholders, for the purpose of approving an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to increase the number of the Company’s authorized shares from 100,000,000 to 1,000,000,000 (the “Authorized Share Increase”).

Stockholders Entitled to Vote

Approval of the matters described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. As of August 21, 2009, there were 99,713,128 shares of our Common Stock outstanding. Stockholders of record at the close of business on August 21, 2009, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The Charter Amendment requires the consent of the holders of a majority of the shares of the Company’s Common Stock.

On August      , 2009, Brahma Finance (BVI) Limited, holder of an aggregate of 60,000,000 voting rights with respect to their 60,000,000 shares of our Common Stock delivered a written consent to us adopting the proposal set forth herein. Brahma Finance (BVI) Limited holds approximately 60% of the outstanding voting rights. For a detailed breakdown of its holdings, please see “COMMON STOCK OUTSTANDING AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of this information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

     AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
INCREASE OUR AUTHORIZED SHARES FROM 100,000,000 TO 1,000,000,000

Introduction

     We are currently authorized by our Certificate of Incorporation to issue 100,000,000 shares of Common Stock, $0.001 par value per share. As of the date of the stockholder action, there were 99,713,128 shares of our Common Stock issued and outstanding.

     On August      , 2009, our board of directors unanimously adopted a resolution declaring it advisable to amend our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 100,000,000 to 1,000,000,000. Our board of directors further directed that this amendment to our Certificate of Incorporation be submitted for consideration by our stockholders. On August      , 2009, the holders of a majority of our voting stock approved the increase of authorized shares of Common Stock, to become effective as hereinafter described.

Effective Time of the Increase of Authorized Shares

     We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders, an amendment to our Certificate of Incorporation effectuating the Authorized Share Increase with the Secretary of State of Delaware. This amendment to our Certificate of Incorporation will become effective at the close of business on the date the amendment to the Certificate of Incorporation is accepted for filing by the Secretary of State of Delaware. It is presently contemplated that such filing will be made at least twenty (20) days after the date that this information statement is sent to our stockholders. A copy of the proposed amendment to our Certificate of Incorporation is attached to this information statement as Appendix A. The text of the amendment to the Certificate of Incorporation is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the Authorized Share Increase.

Reasons for Increase of Authorized Shares

     The Company entered into a Securities Amendment and Purchase Agreement dated December 23, 2008 (the “SAPA”) pursuant to which certain holders (the “Noteholders”) of certain senior secured promissory notes (the “Notes”) previously issued by the Company agreed to amend the Notes (“Amended Notes”) to provide for, among other matters, the amendment of the conversion price to $0.20 per share, and the extension of the maturity date.

     The Amended Notes also provided for 100% warrant coverage of the face value of the Amended Notes, plus Interest, exercisable at $0.30 per share (the “New Warrants”). The New Warrants shall be exercisable after May 31, 2009 (in the event a Qualifying Transaction, as defined in the SAPA, does not close) for a period of five years.

     Given that the Company may not have sufficient authorized shares to effect the conversion of the Amended Notes and the exercise of the New Warrants, the Company agreed, under the SAPA, to take all actions necessary to increase its authorized common stock.

     Thereafter, the Company entered into two agreements with one of the noteholders, Brahma Finance (BVI) Limited, a company organized under the laws of the British Virgin Islands (the “Purchaser”): (i) a Stock Purchase Agreement (the “Stock Purchase Agreement”); and (ii) a Standby Purchase Agreement (the “Standby Purchase Agreement” and, together with the Stock Purchase Agreement the "Agreements"), each dated August 4, 2009. Pursuant to the Agreements, the Company has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Company, shares of the Company’s Common Stock, par value $0.001 per share in two separate transactions.

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     The first transaction, which is pursuant to the Stock Purchase Agreement, includes an initial purchase by the Purchaser of 60,000,000 shares of the Common Stock at a purchase price of $0.01 per share (the “Initial Purchase”), for an aggregate purchase price of $600,000. The Purchaser’s Initial Purchase obligation is subject to satisfaction or waiver by the Purchaser of certain conditions precedent including, but not limited to, the following: (i) the Company entering into an amendment to the Line of Credit Agreement, dated March 12, 2009, extending the availability to December 31, 2009 of the line of credit previously granted to the Company by certain lenders named therein in the maximum amount of $510,000; (ii) the Company and the Purchaser entering into the Standby Purchase Agreement; (iii) the undertaking by the Senior Secured Noteholders (the “Noteholders”) to convert all of the Amended Notes held by them pursuant to that certain Securities Amendment and Purchase Agreement dated December 23, 2008 into shares of the Company’s Common Stock at the adjusted conversion price provided for therein; and (iv) the undertaking of the Noteholders to transfer all of their New Warrants to the Purchaser.

     The second transaction is pursuant to the Standby Purchase Agreement, whereby the Company will agree, by means of a rights offering (the “Rights Offering”), to offer to the existing holders of its Common Stock and holders of securities issued by the Company that are convertible into or exercisable or exchangeable for its Common Stock, an aggregate of 240,000,000 shares of Common Stock at a purchase price of $0.01 per share. The Purchaser has agreed to provide a standby commitment to purchase, on the terms and conditions set forth in the Standby Purchase Agreement, all of the shares of Common Stock offered but not purchased pursuant to the Rights Offering. In consideration for its obligations under the Standby Purchase Agreement, the Purchaser will receive a fee of $600,000, payable by the issuance of further shares of Common Stock at a price of $0.01 per share.

     The Purchaser’s obligations under the Standby Purchase Agreement are subject to certain conditions precedent being met including, but are not limited to, the following: (i) the completion of the Rights Offering in accordance with the terms of the Standby Purchase Agreement; (ii) the Noteholders converting all of the Amended Notes and transferring all of the New Warrants as described above; (iii) the termination and repayment of all the outstanding debt by the Company in connection with the Line of Credit Agreement, dated March 12, 2009 (the “Line of Credit”); and (iv) each of the Noteholders having made certain investments in shares of Common Stock as therein set forth.

     In order to ensure that the Company has the necessary shares of common stock authorized to permit the conversion of all the Amended Notes and the exercise of the New Warrants, the Company further undertook to take all actions necessary to increase its authorized shares of common stock.

     All capitalized terms not defined herein shall have the meaning set forth in the various agreements filed as exhibits to a Form 8-K with the Securities and Exchange Commission on August 10, 2009.

Antitakeover Provisions

     We do not have in place provisions which may have an anti-takeover effect. The increase in the authorized number of shares of our Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

Dilution

     The issuance of additional shares of our Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our Common Stock. It may also adversely affect the market price of our Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our Common Stock may increase.

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     The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

     The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

No Appraisal Rights

     Under Delaware law, the Company’s stockholders are not entitled to appraisal rights with respect to the Authorized Share Increase and the Company will not independently provide stockholders with any such right.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

     As a result of the transactions contemplated by the Stock Purchase Agreement described above in the section entitled “Reasons for Increase of Authorized Shares”, the Purchaser currently owns 60,000,000 shares of Common Stock, or approximately 60% of the total issued Common Stock.

     Pursuant to the Standby Purchase Agreement described above in the section entitled “Reasons for Increase of Authorized Shares”, the Purchaser has agreed to provide a standby commitment to purchase, on the terms and conditions set forth therein, up to 240,000,000 shares of Common Stock offered but not purchased pursuant to the Rights Offering. In consideration for its obligations under the Standby Purchase Agreement, the Purchaser will receive a fee consisting of the issuance of 60,000,000 further shares of Common Stock. In connection with the Standby Purchase Agreement, the Purchaser has also agreed, on the terms and conditions set forth therein, to convert its Amended Notes into shares of Common Stock at the adjusted conversion price provided for therein, and to reinvest in shares of Common Stock the funds it will receive upon termination of the Line of Credit. The Noteholders will transfer to the Purchaser all of their New Warrants. If (i) all of the transactions contemplated by the Standby Purchase Agreement had been consummated on August 21, 2009, (ii) no other shareholders had purchased shares pursuant to the Rights Offering, and (iii) the Purchaser had exercised all of the New Warrants, it would have acquired on such date approximately 437,000,000 shares of Common Stock, in addition to the 60,000,000 shares of Common Stock it already owns. The number of shares of Common Stock that the Purchaser is expected to own upon consummation of the transactions contemplated by the Standby Purchase Agreement will be subject to adjustment to reflect, among other matters, the number of shares purchased by other shareholders pursuant to the Rights Offering, and the exact date upon which the consummation of the transactions contemplated by the Standby Purchase Agreement occurs.

     Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by shareholdings or otherwise (other than with respect to elections to office) in any matter to be acted upon:

1.	any of our directors or officers of our Company;

2.	any proposed nominee for election as a director; and

3.	any associate or affiliate of any of the foregoing persons.

     The shareholdings of our directors and officers are listed below in the section entitled “Common Stock Ownership of Certain Beneficial Owners and Management.” To our knowledge, no director has advised us that he intends to oppose the corporate actions described herein.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of August 21, 2009 by the following persons:

  each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of Common Stock;
  each of our directors and executive officers; and
  all of our directors and executive officers as a group.

     Except as set forth in the footnotes to the table, the names in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

     Unless otherwise indicated in the footnotes, the table below does not reflect the Noteholders’ right to acquire Common Stock upon conversion or exercise of Amended Notes and New Warrants issued pursuant to the SAPA.

	Number of Shares
Name and Address(1)	Beneficially Owned(2)	Percentage Owned

Brahma Finance BVI, Ltd(3)	91,379,000	69.71%

Dr. David Chess	10,095,822	10.12%
Kenneth D. Lamé (Director) (4)	10,284,000	9.35%
Richard E. DeLater (Director) (4)	10,710,000	9.69%
Rubin Family Irrevocable	7,915,590	7.94%
Family Stock Trust
Jeffrey L Zwicker (Director) (5)	1,112,630	1.11%
Orlo L. Dietrich (Director) (6)	112,500	0.11%
John Randazzo (Interim CEO)	0	N/A
R. Scott Walker (CFO) (7)	100,000	0.10%
Tina Bartelmay (President, COO) (8)	566,667	0.57%
All directors and officers as a group	22,885,797	18.79%
(7 persons)

(1)	Unless otherwise indicated, the address of each person listed below is c/o HC Innovations, Inc.

(2)

Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the conversion of securities or exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. For the purposes of the table above, the New Warrants held by Messrs. Lamé and DeLater are indicated as not exercisable because such holders have undertaken to sell them to Brahma Finance BVI, Ltd.

(3)

Brahma Finance BVI, Ltd currently owns 60,000,000 shares of Common Stock. The figure in the above table includes 19,423,000 shares that may be acquired if its Amended Notes are converted pursuant to the SAPA and 11,956,000 shares that may be acquired if its New Warrants are exercised. If (i) all of the transactions contemplated by the Standby Purchase Agreement had been consummated on August 21, 2009, (ii) no other shareholders had purchased shares pursuant to the Rights Offering, and (iii) the Purchaser had exercised all of the New Warrants, it would have acquired on such date approximately 437,000,000 shares of Common Stock, in addition to the 60,000,000 shares of Common Stock it already owns. The number of shares of Common Stock that the Purchaser is expected to own upon consummation of the transactions contemplated by the Standby Purchase Agreement will be subject to adjustment to reflect, among other matters, the number of shares purchased by other shareholders pursuant to the Rights Offering, and the exact date upon which the consummation of the transactions contemplated by the Standby Purchase Agreement occurs.

(4)

These persons currently do not own any shares of common stock. These figures represent shares that may be acquired if their Amended Notes are converted into shares of common stock pursuant to the SAPA. Pursuant to an Undertaking, dated August 4, 2009, by and among the Company and the Noteholders, each Noteholder agreed as a condition precedent to the consummation of the transactions contemplated by the Standby Purchase Agreement, to convert the Amended Notes into shares of Common Stock, and allow the New Warrants to be acquired by the Purchaser. If such conversion of the Amended Notes and the other transactions contemplated by the Standby Purchase Agreement had occurred on August 21, 2009, Messrs. Lamé and Delater would have owned approximately 54,735,949 shares and 55,625,824 shares of Common Stock, respectively. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Securities Amendment and Purchase Agreement, dated December 23, 2008. Please refer to disclosure on page 2 under “Reason for Increase of Authorized Shares.”

(5)	Includes 112,500 shares of common stock that may be acquired upon the exercise of options.

(6)	Consists only of shares of common stock that may be acquired upon the exercise of options.

(7)	Consists only of shares of common stock that may be acquired upon the exercise of options.

(8)	Consists only of shares of common stock that may be acquired upon the exercise of options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file. Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates. We believe that during the fiscal year ended December 31, 2008, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

ADDITIONAL INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

     We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Gersten Savage LLP, Attn: Jay Kaplowitz, Esq. at 212-752-9700.

Date: August 31, 2009	By Order of the Board of Directors,

/s/ R. Scott Walker
R. Scott Walker
Chief Financial Officer

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
HC INNOVATIONS, INC.
a Delaware Corporation

(pursuant to Section 242 of the Delaware General Corporation Law)

     HC Innovations, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCL”), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

     FIRST: That in accordance with the provisions of Section 242 of the GCL, the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article IV of the Certificate of Incorporation of the Corporation be amended in its entirety as follows:

“FOURTH: The total number of shares that the Corporation shall have the authority to issue is 1,000,000,000 shares of common voting stock, having a par value of $0.001 per share ("Common Stock").

     SECOND: That thereafter, pursuant to a resolution of its Board of Directors, in accordance with Section 242 of the GCL, a majority of the Corporation's stockholders approved and authorized the foregoing amendments (the "Amendments") by written consent in lieu of a meeting.

     THIRD: That the Amendments were duly adopted in accordance with the provisions of Section 242 of the GCL.

     IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by R. Scott Walker, its duly authorized Chief Financial Officer this ____day of _________, 2009.

By:
R. Scott Walker
Chief Financial Officer